EXHIBIT 99.1

COMMUNITY BANCORP INC.	CONTACT:	Michael J. Perdue President and CEO (760) 432-1100

News Release

COMMUNITY BANCORP REPORTS 55% INCREASE IN NET INCOME FOR THE

FIRST SIX MONTHS—EPS INCREASES 24% TO $0.82

ESCONDIDO, CA  –  July 22, 2004  –  Community Bancorp Inc. (the “Company”) (Nasdaq: CMBC) a community bank holding company with $532 million in total assets, today announced record financial results for the quarter and six months ended June 30, 2004.

Net income increased 55% for the first half of 2004 to $3.8 million compared to $2.5 million for the first half of 2003. Earnings per share (EPS) increased 24% for the first half of 2004 to $0.82 per diluted share compared to $0.66 per diluted share for the first half of 2003. For the quarter ended June 30, 2004, net income increased 45% to $2.0 million compared to $1.4 million for the quarter ended June 30, 2003. For the second quarter 2004, diluted EPS increased 17% to $0.42 compared to $0.36 for the same period last year. EPS for the three months and six months ended June 30, 2004 include the effect of the 725,000 shares of common stock issued in the private placement completed during the third quarter of 2003.

Return on average assets (ROA) increased to 1.56% for the first half of 2004 compared to 1.17% for the first half of 2003. For the second quarter 2004, ROA increased to 1.57% compared to 1.27% for the second quarter 2003. Return on average equity (ROE) was 19.58% for the first six months of 2004 compared to 22.60% for the same period in 2003. For the second quarter in 2004, ROE was 19.73% compared to 24.05% for the second quarter 2003. The ROE in 2004 compared to 2003 included the effect of the $10.1 million private placement of 725,000 shares of Company common stock during the third quarter of 2003.

“We are extremely pleased with the outstanding results achieved so far in 2004,” stated Michael J. Perdue, President and CEO. “Total average loans for the second quarter rose to $426.7 million, an increase of 18% compared to the second quarter a year ago, and average deposits also increased substantially, rising 16% to $431.0 million for the second quarter of 2004 compared to $371.1 million for the same period a year earlier. The continued improvement in our deposit mix has also contributed to our improved performance. Average demand deposits have increased significantly, rising 40% to $84.3 million for the second quarter 2004 compared to $60.2 million for the same period in 2003. As a result of very strong loan and deposit growth and the change in our deposit mix, our net interest income increased 24% for the second quarter 2004 over 2003, and our net interest margin increased 36 basis points from 4.98% in the second quarter 2003 to 5.34% in the second quarter 2004.”

The Company’s efficiency ratio has continued to improve, decreasing to 59.41% for the first half of 2004 compared to 63.26% for the same period in 2003. Gross revenues (net interest income plus non interest income) have increased 25% when comparing the first half of 2004 to 2003, while operating expenses have increased only 17% for the same periods. We have continued to improve our operating leverage while maintaining strong growth in the balance sheet with both loans and deposits.

Loan production was very strong, increasing 30% to $204.6 million for the first half of 2004 compared to $157.1 million for the first half of 2003 (excluding mortgage loans). Of these totals, commercial and other loan originations were 57% of the total production, or $116 million, while SBA loan originations were 43% of the total production. Both SBA 504 and 7a production have increased significantly for the first half 2004. Year to date, SBA 7a production increased 25% to $24.1 million compared to $19.3 million for

CMBC  –  2Q 2004 Profits

July 22, 2004

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the same period last year. The SBA 504 unit has increased production even more dramatically, with a 230% increase to $64.5 million for the first half of 2004 compared to $19.6 million for the first half of 2003. SBA loan sales totaled $35.0 million for the first six months of 2004 compared to $31.9 million for the same period in 2003. The result of the sales was an increase in gain on sale revenue during the first half of 2004 to $3.0 million compared to $2.4 million for the same period in 2003.

OTHER FINANCIAL HIGHLIGHTS

During the first half of 2004, total interest income was $14.6 million, a 12% increase over the $13.1 million for the first half 2003. The increase was the result of the 14.9% increase in average interest earning assets, partially offset by decreases in the yield on those assets.

Total interest expense for the first half of 2004 decreased 25% to $2.6 million compared to $3.4 million for the first half of 2003. Interest expense was reduced due to the decline in cost of average deposits as a result of increases in the average balances of transaction accounts (interest bearing checking accounts, demand deposits, savings and money market accounts) and the repricing of CDs in the current lower interest rate environment, partially offset by the increase in average balance of interest bearing deposits. Average transaction accounts increased significantly, rising 32% to $197.4 million for the first half of 2004 compared to $149.6 million for the first half of 2003.

Other operating income increased 23% to $4.4 million for the first half of 2004 compared to $3.6 million for the first half of 2003. Gain on sale of loans increased to $3.0 million for the first half of 2004, compared to $2.4 million for the first half of 2003. Loan servicing fees increased to $393,000 for the first half of 2004 compared to $315,000 for the first half of 2003 due to increases in the amount of loans serviced for others. Customer service charges increased to $384,000 for the first half of 2004 compared to $368,000 for the first half of 2003 due to the increase in average transaction accounts noted above. Other fee income increased to $621,000 for the first half of 2004 compared to $512,000 for the first half of 2003 due to increased activity in the brokering of loans to other financial institutions.

Total assets increased 21% to $531.9 million as of June 30, 2004 compared to $438.8 million as of June 30, 2003. Net loans increased 20% to $441.3 million as of June 30, 2004 compared to $368.1 million as of June 30, 2003.

Deposits were $446.1 million as of June 30, 2004, an increase of 20% compared to $373.1 million as of June 30, 2003. Retail deposits increased 14% to $366.9 million compared to $322.8 million last year. Non-interest bearing deposits increased 29% to $82.4 million as of June 30, 2004 compared to $63.8 million a year earlier.

Stockholders’ equity increased 73% to $40.5 million as of June 30, 2004 compared to $23.5 million as of June 30, 2003. Book value per share increased to $9.24 per share as of June 30, 2004 compared to $6.47 per share as of June 30, 2003. During the third quarter of 2003, the Company completed a private placement of 725,000 shares of common stock at a price of $15.00 per share. Net proceeds totaled $10.1 million.

ASSET QUALITY AND CAPITAL RATIOS

As of June 30, 2004, the reserve for loan losses increased to $5.7 million compared to $5.2 million as of December 31, 2003 and $4.5 million as of June 30, 2003. Due to the growth in the loan portfolio, the reserve for loan losses as a percentage of total gross loans was 1.27% as of June 30, 2004 compared to 1.30% as of December 31, 2003 and 1.21% as of June 30, 2003. The reserve for loan losses as a percentage of total gross loans net of government guarantees was 1.37% as of June 30, 2004 compared to 1.40% as of December 31, 2003 and 1.30% as of June 30, 2003. During the first half of 2004, the Company recorded a provision for loan losses of $513,000 compared to $721,000 for the first half of 2003.

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July 22, 2004

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Non-performing loans totaled $1.7 million as of June 30, 2004 compared to $961,000 as of December 31, 2003 and $2.6 million as of June 30, 2003. Non-performing loans as a percentage of gross loans was 0.38% as of June 30, 2004 compared to 0.24% as of December 31, 2003 and 0.70% as of June 30, 2003. Net of government guarantees, non-performing loans totaled $710,000, or 0.16% of total gross loans, as of June 30, 2004 compared to $271,000, or 0.07% of total gross loans, as of December 31, 2003 and $734,000, or 0.20% of total gross loans, as of June 30, 2003.

Non-performing assets were $2.1 million as of June 30, 2004 compared to $1.4 million as of December 31, 2003 and $3.3 million as of June 30, 2003. Net of government guarantees, non-performing assets as a percent of total assets were 0.22% as of June 30, 2004 compared 0.15% as of December 31, 2003 and 0.33% as of June 30, 2003.

Net loan charge offs to average net loans were 0.00% for the first half of 2004 compared to 0.07% for the first half of 2003.

The Company’s and Bank’s capital ratios continue to be above the well-capitalized guidelines established by bank regulatory agencies. The Company’s equity to assets was 7.62% as of June 30, 2004 compared to 7.78% as of December 31, 2003 and 5.35% as of June 30, 2003.

On June 28, 2004, the Company announced the acquisition of Cuyamaca Bank, N.A., (OTCBB:CUYA) a community bank headquartered in Santee, California. The merger of Cuyamaca Bank into Community National Bank will produce an institution with nearly $650 million in assets and nine full service branches. The combination of the two institutions is expected to be completed late in the third quarter of 2004. Cuyamaca Bank announced their results of operations for the three and six months ended June 30, 2004 on July 15, 2004.

GENERAL INFORMATION

Community Bancorp is a bank holding company with $532 million in assets as of June 30, 2004, with a wholly owned banking subsidiary, Community National Bank, headquartered in Escondido, California. The bank’s primary focus is community banking, providing commercial banking services including commercial, real estate and SBA loans to small and medium sized businesses. The bank serves northern San Diego County and southwest Riverside County with retail banking offices in Bonsall, Escondido, Fallbrook, Temecula and Vista, and has additional SBA loan production offices that originate loans in California, Arizona, Nevada and Oregon.

www.comnb.com

FORWARD LOOKING STATEMENTS

Statements concerning future performance, developments or events, expectations for growth and income forecasts, and any other guidance on future periods, constitute forward-looking statements that are subject to a number of risks and uncertainties. Actual results may differ materially from stated expectations. Specific factors include, but are not limited to, loan production, balance sheet management, expanded net interest margin, the ability to control costs and expenses, interest rate changes and financial policies of the United States government (including the Small Business Administration), and general economic conditions. Additional information on these and other factors that could affect financial results are included in its Securities and Exchange Commission filings. The Company disclaims any obligation to update any such factors or to publicly announce the results of any revisions to any forward-looking statements contained herein to reflect future events or developments.

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CONSOLIDATED BALANCE SHEETS (unaudited) (dollars in thousands)	Percentage change from June 30, 2003	June 30, 2004	December 31, 2003	June 30, 2003
ASSETS:
Cash and cash equivalents		$46,706	$35,865	$28,792
Investments and interest bearing deposits in financial institutions		21,283	25,607	23,468
Loans held for investment	8%	354,230	330,302	328,685
Less allowance for loan losses		(5,715)	(5,210)	(4,530)

Net loans held for investment		348,515	325,092	324,155
Loans held for sale	111%	92,815	69,120	43,975
Premises and equipment, net		3,684	3,653	3,876
Other real estate owned and repossessed assets		450	458	721
Accrued interest and other assets		9,682	9,222	8,616
Income tax receivable and deferred tax asset, net		3,906	3,569	1,775
Servicing assets, net		3,499	3,247	2,901
Interest-only strips, at fair value		1,312	865	525

Total assets	21%	$531,852	$476,698	$438,804

LIABILITIES AND STOCKHOLDERS’ EQUITY

Deposits
Interest bearing	18%	$363,676	$324,466	$309,269
Non-interest bearing	29%	82,441	68,660	63,789

Total deposits	20%	446,117	393,126	373,058
Short term borrowing		24,000	25,000	24,000
Long term debt		14,406	14,697	12,661
Accrued expenses and other liabilities		6,804	6,794	5,621

Total liabilities	18%	491,327	439,617	415,340

Stockholders’ equity
Common stock, $0.625 par value; authorized 10,000,000 shares, issued and outstanding; 4,385,257 at June 30, 2004, 4,364,942 at December 31, 2003 and 3,629,127 at June 30, 2003		2,741	2,728	2,268
Additional paid-in capital		21,001	20,907	11,058
Accumulated other comprehensive gain (loss), net of income taxes		(147)	(75)	26
Retained earnings		16,930	13,521	10,112

Total stockholders’ equity	73%	40,525	37,081	23,464

Total liabilities and stockholders’ equity	21%	$531,852	$476,698	$438,804

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CONSOLIDATED STATEMENT OF OPERATIONS (unaudited) (dollars in thousands, except per share data)	Qtly %	Quarter Ended June 30,		Six Months Ended June 30,		Ann %
	Change	2004	2003	2004	2003	Change
INTEREST INCOME
Interest on loans		$7,195	$6,344	$14,063	$12,413
Interest on fed funds sold		36	32	72	58
Interest-earning deposits with banks		1	1	2	4
Interest on trading securities		—	31	—	89
Interest on other investments		228	228	494	487

Total Interest Income	12%	7,460	6,636	14,631	13,051	12%

INTEREST EXPENSE
Deposits		1,012	1,362	2,040	2,848
Other borrowed money		257	272	527	558

Total Interest Expense	-22%	1,269	1,634	2,567	3,406	-25%

Net interest income	24%	6,191	5,002	12,064	9,645	25%
Provision for loan losses		285	340	513	721

Net Interest Income After Loan Loss Provision	27%	5,906	4,662	11,551	8,924	29%

OTHER OPERATING INCOME
Net gain on sale of loans		1,847	1,234	2,986	2,371
Loan servicing fees, net		195	163	393	315
Customer service charges		190	181	384	368
Other fee income		294	206	621	512

Total Other Operating Income	42%	2,526	1,784	4,384	3,566	23%

OTHER OPERATING EXPENSES
Salaries and employee benefits		2,755	2,383	5,218	4,721
Occupancy		335	322	693	639
Depreciation		186	204	376	414
Other		1,979	1,316	3,484	2,583

Total Other Operating Expenses	24%	5,255	4,225	9,771	8,357	17%

Income before income taxes		3,177	2,221	6,164	4,133
Income tax		1,200	858	2,317	1,646

NET INCOME	45%	$1,977	$1,363	$3,847	$2,487	55%

Per Share Data
Basic earnings per share	18%	$0.45	$0.38	$0.88	$0.69	28%

Diluted earnings per share	17%	$0.42	$0.36	$0.82	$0.66	24%

Average shares for basic earnings per share		4,383,815	3,603,509	4,376,951	3,582,301
Average shares for diluted earnings per share		4,687,753	3,821,984	4,674,925	3,776,485

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SUPPLEMENTAL DATA
(unaudited)(dollars in thousands, except per share data)	Quarter ended June 30,		Year to date ended June 30,
	2004	2003	2004	2003
Annualized return on average assets	1.57%	1.27%	1.56%	1.17%
Annualized return on average equity	19.73%	24.05%	19.58%	22.60%
Efficiency ratio	60.28%	62.26%	59.41%	63.26%
Annualized net interest margin	5.34%	4.98%	5.30%	4.89%
Book value per share	$9.24	$6.47
Dividends per share	$0.05	$—	$0.10	$—

NON-PERFORMING ASSETS	At June 30,		At December 31,
	2004	2003	2003
Non-accrual loans	$1,690	$2,621	$961
Loans past due 90 days or more	—	—	—
Restructured loans	—	—	—

Total non-performing loans	1,690	2,621	961
OREO & other repossessed assets	450	721	458

Total non-performing assets	$2,140	$3,342	$1,419

Total non-performing loans/gross loans	0.38%	0.70%	0.24%
Total non-performing assets/total assets	0.40%	0.76%	0.30%
Total non-performing loans net of guarantees/gross loans	0.16%	0.20%	0.07%
Total non-performing assets net of guarantees/total assets	0.22%	0.33%	0.15%

ALLOWANCE FOR LOAN LOSSES	Quarter ended June 30,		Year to date ended June 30,
	2004	2003	2004	2003
Balance at beginning of period	$5,428	$4,266	$5,210	$3,945
Provision for loan losses	285	340	513	721
Recovery of (provision for) reserve for losses on commitments to extend credit	(2)	(6)	—	(16)
Charge offs, (net of recoveries)	4	(70)	(8)	(120)

Balance at end of period	$5,715	$4,530	$5,715	$4,530

Loan loss allowance/gross loans	1.27%	1.21%
Loan loss allowance/gross loans net of guarantees	1.37%	1.30%
Loan loss allowance/loans held for investment	1.61%	1.38%
Loan loss allowance/non-performing loans	338.17%	172.83%
Loan loss allowance/non-performing assets	267.06%	135.55%
Loan loss allowance/non-performing loans, net of guarantees	804.93%	617.17%
Loan loss allowance/non-performing assets, net of guarantees	492.67%	311.34%
Net Charge offs (annualized) to average loans	0.00%	0.08%	0.00%	0.07%

CAPITAL RATIOS	At June 30,		At December 31,
	2004	2003	2003
Holding Company Ratios
Total capital (to risk-weighted assets)	12.81%	9.84%	13.77%
Tier 1 capital (to risk-weighted assets)	11.26%	8.04%	11.88%
Tier 1 capital (to average assets)	10.70%	7.19%	10.67%
Equity to total assets	7.62%	5.35%	7.78%

Bank only Ratios
Total capital (to risk-weighted assets)	12.63%	10.16%	13.39%
Tier 1 capital (to risk-weighted assets)	11.39%	8.93%	12.14%
Tier 1 capital (to average assets)	10.83%	7.99%	10.90%

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Average Consolidated Balance Sheets

For the three months ended June 30,	2004			2003
(unaudited) (dollars in thousands)	Average Balance	Interest Earned/ Paid	Average Rate/ Yield	Average Balance	Interest Earned/ Paid	Average Rate/ Yield
Average assets:
Securities and time deposits at other banks	$25,434	$229	3.62%	$29,176	$260	3.57%
Fed funds sold	14,521	36	1.00%	10,923	32	1.18%
Loans:
Commercial	148,108	2,363	6.42%	106,232	1,722	6.50%
Real Estate	245,697	4,261	6.98%	221,659	3,963	7.17%
Aircraft	29,668	514	6.97%	29,499	555	7.55%
Consumer	3,183	57	7.20%	5,344	104	7.81%

Total loans	426,656	7,195	6.78%	362,734	6,344	7.01%

Total earning assets	466,611	7,460	6.43%	402,833	6,636	6.61%
Non earning assets	36,659			27,848

Total average assets	$503,270			$430,681

Average liabilities and shareholders’ equity:
Interest bearing deposits:
Savings and interest bearing accounts	$124,198	140	0.45%	$98,924	197	0.80%
Time deposits	222,542	872	1.58%	211,983	1,165	2.20%

Total interest bearing deposits	346,740	1,012	1.17%	310,907	1,362	1.76%
Short term borrowing	10,708	30	1.13%	19,173	62	1.30%
Long term debt	14,506	227	6.29%	12,019	210	7.01%

Total interest bearing liabilities	371,954	1,269	1.37%	342,099	1,634	1.92%
Demand deposits	84,289			60,152
Accrued expenses and other liabilities	6,940			5,759
Net shareholders’ equity	40,087			22,671

Total average liabilities shareholders’ equity	$503,270	$6,191		$430,681	$5,002

Net interest spread			5.06%			4.69%

Net interest margin			5.34%			4.98%

For the six months ended June 30,	2004			2003
Average assets:
Securities and time deposits at other banks	$25,873	$496	3.86%	$32,090	$580	3.64%
Fed funds sold	15,008	72	0.96%	9,946	58	1.18%
Loans:
Commercial	142,910	4,526	6.37%	107,550	3,469	6.50%
Real Estate	239,871	8,341	6.99%	213,079	7,607	7.20%
Aircraft	30,286	1,062	7.05%	29,371	1,105	7.59%
Consumer	3,602	134	7.48%	6,037	232	7.75%

Total loans	416,669	14,063	6.79%	356,037	12,413	7.03%

Total earning assets	457,550	14,631	6.43%	398,073	13,051	6.61%
Non earning assets	35,477			26,289

Total average assets	$493,027			$424,362

Average liabilities and shareholders equity:
Interest bearing deposits:
Savings and interest bearing accounts	$118,700	283	0.48%	$93,472	377	0.81%
Time deposits	221,395	1,757	1.60%	213,800	2,471	2.33%

Total interest bearing deposits	340,095	2,040	1.21%	307,272	2,848	1.87%
Short term borrowing	13,565	75	1.11%	21,361	137	1.29%
Long term debt	14,686	452	6.19%	12,004	421	7.07%

Total interest bearing liabilities	368,346	2,567	1.40%	340,637	3,406	2.02%
Demand deposits	78,695			56,153
Accrued expenses and other liabilities	6,698			5,560
Net shareholders equity	39,288			22,012

Total average liabilities shareholders equity	$493,027	$12,064		$424,362	$9,645

Net interest spread			5.03%			4.59%

Net interest margin			5.30%			4.89%

-End-